                            UNDERWRITING AGREEMENT
                         (As amended September 9, 1977)



          AGREEMENT made this 21st day of December, 1976 and amended September 9, 1977, between STATE FARM INTERIM FUND, INC., a Maryland Corporation (hereinafter called the "Fund"), and STATE FARM INVESTMENT MANAGEMENT CORP., a Delaware corporation (hereinafter called the "Underwriter"):



                                  WITNESSETH:

          In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:



          1. Appointment of Underwriter. The Underwriter is hereby appointed the Fund's agent for the distribution of shares of common stock of the Fund.



          2. Undertaking of Underwriter. The Underwriter agrees to use its best efforts to sell shares of the Fund at prices and on terms as hereinafter provided, all subject to applicable federal and state laws and regulations and to the Articles of Incorporation of the Fund, and subject also to such limitations on the class of investors to whom shares may be offered as may be described from time to time in the Fund's prospectus currently effective ("Prospectus") under the Securities Act of 1933 ("Securities Act"). The Underwriter may in its discretion refuse to sell shares to any particular applicant, and the Fund may similarly refuse to sell shares to any person. The Underwriter or its agent shall be entitled to rely upon the certification of any purchaser that he is a member of that class of investors to whom shares may be offered as may be described from time to time in the Prospectus.



          3. Appointment of dealers. The Underwriter, as agent of the Fund, shall sell shares of the Fund directly or to or through qualified dealers or others in such manner (not inconsistent with the provisions hereof and the then effective registration statement of the Fund under the Securities Act ("Registration Statement")) as the Underwriter may determine from time to time, provided that no dealer or other person shall be appointed or authorized to act as agent of the Fund without the prior written consent of the Fund and that the form of each agreement between the Underwriter and any such dealer or other person shall have been approved by the Fund.



          4. Sales price of shares. All shares of the Fund offered for sale or sold by the Underwriter shall be so offered or sold at a price per share determined in accordance with the Prospectus except as departure from such prices may be permitted by the rules and regulations of the Securities and Exchange

Commission; provided however, that any public offering price for shares of the Fund shall be the net asset value per share (computed in accordance with the Articles of Incorporation of the Fund) next determined after the order for such shares is placed with the Underwriter, to which there may be added a distribution charge of not more than 9% of the public offering price.



          5. Commissions and concessions. The price the Fund shall receive for all shares purchased from the Fund shall be the net asset value used in determining the public offering price applicable to the sale of such shares.
The excess, if any, of the sales price over the net asset value of the shares sold by the Underwriter as agent shall be retained by the Underwriter as a commission for its services hereunder. Out of such commission the Underwriter may allow commissions or concessions to dealers and may allow them to others in its discretion in such amounts as the Underwriter shall determine from time to time. Except as may be otherwise determined by the Underwriter and the Fund from time to time, such commissions or concessions shall be uniform to all dealers.



          6. Confirmations. The Underwriter shall issue and deliver on behalf of the Fund such confirmations of sales made by it pursuant to this agreement as may be required. At or prior to the time of delivery by the Fund to or on the order of the Underwriter of certificates for any shares of common stock of the Fund, the Underwriter will pay or cause to be paid to the Fund the amount due the Fund for the sale of such shares. Certificates shall be issued or shares registered on the transfer books of the Fund in such names and denominations as the Underwriter may specify.



          7. Blue sky qualification; dealer registration. The Fund will execute any and all documents and furnish any and all information which may be reasonably necessary in connection with the qualification of its shares for sale (including the qualification of the Fund as a dealer where necessary or advisable) in such states as the Underwriter may reasonably request (it being understood that the Fund shall not be required without its consent to qualify to do business in any jurisdiction or to comply with any requirement which in its opinion is unduly burdensome).



          8. Sales material. All sales material used or distributed by the Underwriter or its dealers or others will conform to applicable laws and regulations, and the Underwriter will furnish the Fund with copies of all such material.



          9. Repurchase of shares. The Underwriter, as agent of and for the account of the Fund, may repurchase shares of common stock of the Fund at such prices and upon such terms and conditions as shall be specified in the Prospectus.
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          10. Indemnification. The Underwriter will indemnify and save harmless the Fund from any damage or expense on account of any wrongful act by the Underwriter or any employee, representative or agent of the Underwriter.



          11. Conformity to Registration Statement. The Underwriter will require each dealer to conform to the provisions hereof and of the Registration Statement and Prospectus and neither the Underwriter nor any such dealer shall withhold the placing of purchase orders so as to make a profit thereby.



          12. Expenses. The Fund will pay or cause to be paid (i) all expenses (including the fees and disbursements of its legal counsel and independent auditors, but not including printing expenses) related to the registration of shares of its common stock under the Securities Act and (ii) all expenses incident to the issuance of such shares (such as the cost of stock certificates, issue taxes and fees of the transfer agent). The Underwriter will pay all expenses (other than expenses which one or more dealers may bear pursuant to any agreement with the Underwriter) incident to the offering, sale and distribution of the shares offered hereunder, including, without limiting the generality of the foregoing, (i) all expenses of printing and distributing any prospectus of the Fund and of preparing, printing, distributing and disseminating any other literature, advertising and selling aids in connection with the offering of the shares for sale (except the cost of preparing, printing and distributing reports and other communications to shareowners in their capacity as such), (ii) all expenses of advertising in connection with such offering, (iii) all fees payable to states in connection with the qualification of Fund shares for sale and (iv) all fees payable under state and federal laws in connection with the qualification of the Fund or the Underwriter as a dealer, broker or agent.



          13. Term and termination. This agreement shall become effective on the date hereof, and, unless sooner terminated as hereinafter provided shall continue in effect until December 1, 1978 and from year to year thereafter, but only so long as such continuance is specifically approved at least annually in the manner required by the Investment Company Act of 1940. Either party hereto may terminate this agreement at any time by giving the other party at least sixty days' prior written notice of such termination specifying the date fixed therefor. This agreement shall automatically terminate in the event of its assignment (as defined in the Investment Company Act of 1940).



          14. Notices. Any notice under this agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.



          IN WITNESS WHEREOF, the Fund and the Underwriter have caused this agreement to be executed in their names and on their behalf by and through their duly authorized officers all on the day and year first above written.
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                                       STATE FARM INTERIM FUND, INC.



                                       By:  /s/ Edward B. Rust
                                            ------------------
                                            President


ATTEST:



     /s/ Donald F. Storm
     -------------------
     Assistant Secretary



                                       STATE FARM INVESTMENT MANAGEMENT CORP.



                                       By:    /s/ Roger Joslin
                                              ----------------
                                              Vice President


ATTEST:



     /s/ Paul R. Dotson
     ------------------
     Assistant Secretary